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Exhibit 23.1

   INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No's 33-70050, 33-80985 and 333-32237 of Aldila, Inc. on Form S-8 of our report dated February 3, 1999 (March 22, 1999 as to the effects of the amendment to the line of credit described in Note 6), appearing in this Annual Report on Form 10-K of Aldila, Inc. for the year ended December 31, 1998.

   Deloitte & Touche LLP
   San Diego, California
   March 22, 1999